UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
July 15, 2014

United States Steel Corporation
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(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
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(Address of principal executive offices)	(Zip Code)

(412) 433-1121
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(Registrant's telephone number,
including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On July 15, 2014 United States Steel Corporation (“U. S. Steel”) commenced a consent solicitation directed to the holders of its 2.75% Senior Convertible Notes due 2019 (the “Notes”) to amend the seventh supplemental indenture dated as of March 26, 2013 (the “Seventh Supplemental Indenture”) to the indenture dated as of May 21, 2007, between U. S. Steel and The Bank of New York Mellon, as trustee (the “Trustee”). The proposed amendment to the Seventh Supplemental Indenture would: (a) amend the event of default set forth in Section 6.01(v) of the Seventh Supplemental Indenture to exclude from its terms defaults on indebtedness in excess of USD 100,000,000 by subsidiaries of U. S. Steel organized in Canada, and (b) correct a defect in an information covenant. Clause (a) of the amendment needs to be approved by a majority in principal amount of all the outstanding Notes to become effective.

U. S. Steel is offering the holders of the Notes a consent fee of $2.50 per $1,000 principal amount of the Notes for Consents that are received and accepted prior to the expiration of the solicitation.

U. S. Steel is also seeking to amend two of its private borrowing facilities to change similar events of default.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Larry T. Brockway
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Larry T. Brockway
Senior Vice President, Chief Risk Officer and Treasurer

Dated: July 15, 2014

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